UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2014

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Additional Bonus Opportunity for 2014 for Certain Employees

On July 28, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Tessera Technologies, Inc. (the “Company”) approved an additional bonus opportunity for 2014 corporate performance for certain employees of the Company, including Thomas Lacey, the Company’s Chief Executive Officer, and John Allen, the Company’s Senior Vice President and Corporate Controller, who is a named executive officer in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 24, 2014. Mr. Lacey is eligible to receive an additional bonus of up to $250,000 at the target goals and objectives, with a maximum potential up to $500,000. Mr. Allen is eligible to receive an additional bonus of up to $20,000 at the target goals and objectives, with a maximum potential up to $40,000.

The Compensation Committee determined that the Company must achieve positive non-GAAP operating profit for 2014 in order for these additional bonuses to be paid (“Threshold Goal”). In addition to the Threshold Goal, the Compensation Committee also set corporate performance goals for 2014 applicable to the additional bonuses related to non-GAAP net income. In the event an executive is terminated without cause prior to the payment of the additional bonus, the executive will be entitled to a pro-rated portion of the target bonus based on length of service during 2014.

These additional bonuses for 2014 are in addition to any annual performance bonuses for 2014 to which such executives may be entitled under the Company’s Performance Bonus Plan for Executive Officers and Key Employees and will be paid in 2015 at the same time as annual bonuses are paid to the Company’s executive officers under the Company’s Performance Bonus Plan for Executive Officers and Key Employees.

Performance Restricted Stock Unit Awards to Certain Named Executive Officers

Also on July 28, 2014, the Compensation Committee granted performance-based restricted stock units to Mr. Lacey and Mr. Andersen (the “PB RSU Awards”). Mr. Lacey received a PB RSU Award for 250,000 restricted stock units, and Mr. Andersen received a PB RSU Award for 29,400 restricted stock units. Each PB RSU Award may vest each calendar year as to up to one-fourth of the shares subject to the PB RSU Award. For Mr. Lacey’s award, the performance-based vesting requirements for the PB RSU Award shall be as agreed upon by Mr. Lacey and the Board on an annual basis with respect to the PB RSU Award shares that may vest in that year. For Mr. Andersen’s award, the performance-based vesting requirements for the PB RSU Award shall be as agreed upon by Mr. Andersen and the Company’s Chief Executive Officer, and approved by the Compensation Committee of the Board, on an annual basis with respect to the PB RSU Award shares that may vest in that year. Any PB RSU Award shares that do not vest in a given year will be forfeited. The PB RSU Awards were each granted under the Company’s Fifth Amended and Restated 2003 Equity Incentive Plan. See the Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2013 related to the Company’s 2013 Annual Meeting of Stockholders for a description of the Company’s Fifth Amended and Restated 2003 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2014

TESSERA TECHNOLOGIES, INC.

By:	/s/ Robert Andersen
Name:	Robert Andersen
Title:	Executive Vice President and Chief Financial Officer